UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

(a)

Previous Independent Registered Public Accounting Firm

On April 30, 2018, the Company filed a Form 8-K upon receiving notification on April 27, 2018 from Sadler, Gibb & Associates, LLC (“SGA”), the Company’s independent registered public accounting firm, advising the Company of SGA’s resignation as the Company’s independent registered public accounting firm.

SGA did not issue any report on the Company’s financial statements for the fiscal year ended December 31, 2017. On April 24, 2018, the Company filed an unaudited 10-K without SGA’s knowledge. During the Company's previous fiscal year, there were (1) no disagreements with SGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SGA would have caused SGA to make reference thereto in SGA’s reports on the financial statements for such years; and (2) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the matters set forth herein. The Company will authorize SGA to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

The Company has provided SGA with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that SGA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether SGA agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of SGA’s letter, dated April 30, 2018, was filed as Exhibit 16.1 to the Form 8-K filed April 30, 2018.

(b)

New Independent Registered Public Accounting Firm

Effective June 27, 2018, the board of directors of the Company approved the engagement of Tama, Budaj and Raab, P.C. (“TBR”), as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2015 and 2016, and the subsequent interim period prior to the engagement of SGA, the Company has not consulted TBR regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

EXHIBIT INDEX	DESCRIPTION

16.1	Letter from Tama, Budaj & Raab, P.C, dated June 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: June 29, 2018	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer

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